UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SED INTERNATIONAL HOLDINGS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

      The Annual Meeting of Shareholders of SED International Holdings, Inc. (the “Company”) will be held at the Company’s principal executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia 30084 on January 15, 2008, at 10:00 a.m., local time, for the following purposes:

(i)	To elect Class I Directors;

(ii)	To obtain advisory approval of the appointment of J.H. Cohn LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 30, 2008; and

(iii)	To transact such other business as may properly come before the meeting or any adjournments thereof.

      The Board of Directors of the Company has fixed November 30, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

      IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED.

December 14, 2007	By Order of the Board of Directors,

Lyle Dickler
Secretary

SED INTERNATIONAL HOLDINGS, INC.
4916 NORTH ROYAL ATLANTA DRIVE
TUCKER, GEORGIA 30084

PROXY STATEMENT

     This Proxy Statement is furnished by and on behalf of the Board of Directors (the “Board”) of SED International Holdings, Inc. (the “Company”) in connection with the solicitation of proxies for use at the 2007 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m., local time, January 15, 2008, at the company’s principal executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, 30084, and at any adjournments thereof. The Notice of Annual Meeting of Shareholders, this Proxy Statement, and the form of proxy will be first mailed on or about December 14, 2007, to the shareholders of the Company (the “Shareholders”) of record on the Record Date (as defined below), and the Company will bear all the costs associated with this solicitation.

THE BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

SHARES ENTITLED TO VOTE

     Each valid proxy given pursuant to this solicitation that is received in time for the Annual Meeting and not revoked will be voted with respect to all shares represented by it and will be voted in accordance with the instructions, if any, given in the proxy. If instructions are not given in the proxy, it will be voted (i) for the election of the nominees listed in this Proxy Statement as Class I Directors (the “Election of Class I Directors”), (ii) to obtain advisory approval for the appointment of the independent auditors for the fiscal year ending June 30, 2008 (the “Advisory Approval of Auditors”) and (iii) in accordance with the best judgement of the proxy holders on any other matter that may properly come before the meeting. The submission of a signed proxy will not affect a Shareholder’s right to attend and to vote in person at the Annual Meeting. Shareholders who execute a proxy may revoke it at any time before it is voted by filing a written revocation with the Secretary of the Company at the following address: SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084, Attn: Lyle Dickler, Secretary; executing a proxy bearing a later date; or attending and voting in person at the Annual Meeting.

     Only Shareholders of record as of the close of business on November 30, 2007 (the “Record Date”), will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date there were 4,608,856 shares of the Company’s Common Stock (“Common Stock”) outstanding. Each share of Common Stock is entitled to one vote on all matters presented for Shareholder vote.

     According to the Bylaws of the Company (the “Bylaws”), the holders of a majority of the shares of Common Stock outstanding and entitled to be voted at the Annual Meeting must be present in person or be represented by proxy to constitute a quorum and to act upon proposed business. If a quorum is not present or represented by proxy at the Annual Meeting, the meeting will be adjourned and the Company will be subjected to additional expense. If a quorum is present or represented by proxy at the Annual Meeting: (i) the Election of Class I Directors shall be by the holders of a plurality of the shares of Common Stock present in person or represented by proxy and (ii) the Advisory Approval of Auditors shall be by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person, or represented by proxy, and entitled to vote. The Georgia Business Corporation Code does not provide for dissenter’s rights for any of the foregoing matters to be voted on at the Annual Meeting.

      Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because abstentions with respect to any matter are treated as shares present or represented and entitled to vote for the purposes of determining whether the matter has been approved by the Shareholders, abstentions have the same effect as negative votes for each proposal other than the election of directors. Broker non-votes are not deemed to be present or represented for purposes of determining whether Shareholder approval of that matter has been obtained, but they are counted as present for purposes of determining the existence of a quorum at the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS

General Information About the Board

     The Board currently consists of four members. The Board is divided into three classes of directors, designated Class I, Class II and Class III. Classes I and III each have one member and Class II has two members. The term of the Class I director expires at the Annual Meeting. The terms of the Class II and Class III directors expire at the 2008 and 2009 Annual Meetings of Shareholders, respectively. Shareholders annually elect directors of one of the three classes for three-year terms, to serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

     Proxies solicited by the Board will, unless otherwise directed, be voted for the election of the nominee to serve as a Class I Director for a three-year term expiring in 2010 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. The Board has nominated Stewart I. Aaron for re-election as a Class I Director. Mr. Aaron currently serves as a Class I Director.

     The nominee has consented to serve as a director of the Company if elected. If at the time of the Annual Meeting the nominee is unable or declines to serve as a director, the discretionary authority provided in the enclosed proxy card will be exercised to vote for a substitute candidate designated by the Board. The Board has no reason to believe that the nominee will be unable or will decline to serve as a director.

The Board recommends that the Shareholders vote FOR the election of the nominee named above as a Class I Director of the Company.

      Following is information, as of November 30, 2007, regarding the nominee and continuing directors, including information furnished by them as to their principal occupations.

NOMINEE FOR DIRECTOR - CLASS I - TERM TO EXPIRE IN 2010

Name	Age	Positions, Offices and Other Information

Stewart I. Aaron	67	Mr. Aaron has been a director of the Company since November 1994. Mr. Aaron has served for over 20 years as President of LABS, Inc., a silk plant manufacturer based in Atlanta, Georgia.

DIRECTORS CONTINUING IN OFFICE - CLASS II - TERM TO EXPIRE IN 2008

Name	Age	Positions, Offices and Other Information

Melvyn I. Cohen	67	Mr. Cohen has been a director of the Company since November 1999. Mr. Cohen has been the sole member of M. Cohen and Company LLC, a certified public accounting firm in the State of New Jersey, since December 1994. Mr. Cohen has been a member of the American Institute of Certified Public Accountants and a member of the New Jersey Society of Certified Public Accountants since 1968. Mr. Cohen has been a Certified Public Accountant for over 35 years.

Jean Diamond	66	Mrs. Jean Diamond was appointed to the Board in January of 2003, and was appointed Chairman of the Board of the Company on July 2, 2003. Mrs. Diamond was appointed Chief Executive Officer of the Company on June 21, 2005. Mrs. Diamond is a co-founder of the Company and has been an integral part of the Company since its inception. She also serves as Chief Executive Officer, with operational responsibilities in SED International, Inc., a Georgia corporation and a wholly-owned subsidiary of the Company (“SED International”).

DIRECTOR CONTINUING IN OFFICE - CLASS III- TERM TO EXPIRE IN 2009

Name	Age	Positions, Offices and other Information

Joseph Segal	64	Mr. Segal was appointed to the Board in September 2005. Since 1998, Mr. Segal has served as managing partner in Cornerstone Capital Partners, LLC, a real estate investment firm operating in Georgia and Florida. Mr. Segal previously served as Chairman of the Board and Chief Operating Officer of Phoenix Communications, a commercial printing and publishing firm, until December 1997.

Director Independence

      The Board has determined that Messrs. Aaron, Cohen and Segal are independent as that term is defined in the listing standards of the Nasdaq. As disclosed above, Messrs. Aaron, Cohen and Segal are the sole members of the Company’s audit committee, and Messrs. Aaron and Cohen are the sole members of the Company’s compensation committee and are independent for such purposes.

EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the names, ages and principal positions of the Company’s executive officers as of November 30, 2007:

Name	Age	Position with the Company

Jean Diamond	66	Chairman of Board, Chief Executive Officer
Jonathan Elster	35	Executive Vice President
Barry Diamond	65	Vice President – Product Management & Wireless
Charles Marsh	51	Senior Vice - President Purchasing
Mark DiVito	48	Vice President of Operations
Lyle Dickler	39	Vice President of Finance

     The principal occupation and business experience for at least the last five years for each executive officer is set forth below (except for Ms. Jean Diamond, whose business experience is discussed above).

     Barry Diamond has been Vice-President of the Company since 1987. Mr. Diamond currently serves as Vice-President of Product Management and responsible for the management of the Wireless business within the Company. Mr. Diamond has been in the Wireless and Electronics Business for over thirty years. Mr. Diamond was Vice-President of Purchasing for All Brands/Brands Mart from 1970-1980. Mr. Diamond was

President of Great Sounds of New York, a consumer electronics business, from 1980-1987. Barry Diamond is Jean Diamond’s brother-in-law.

     Charles Marsh has over 29 years of experience in the consumer electronics, computer and distribution industry and re-joined the Company in January 2004 as Vice-President-Consumer Electronics. In February of 2004, Mr. Marsh assumed the position of Senior Vice President-Purchasing. Mr. Marsh began his distribution career in 1982 at SED International, where he held executive positions of increasing responsibility in sales, purchasing, and marketing for nearly 13 years. Before departing in 1994, Marsh served as Senior Executive Vice President. Prior to re-joining the Company Mr. Marsh spent seven years as President, Executive Vice President and Board of Directors member of BDI-Laguna Corporation, a leading, privately held national distributor of consumer electronics and computer products to the rent-to-own and e-commerce fulfillment channel. Prior to BDI-Laguna Corporation Mr. Marsh was Senior Vice President of Liuski International, Inc. a manufacturer and international distributor of computers and peripherals. From 1976 to 1982, Mr. Marsh was Vice President of Channel One Entertainment Systems, Inc. a privately held tri-state retailer of consumer electronics.

     Jonathan Elster has been with the Company since 1995. Mr. Elster currently serves as Executive Vice President of for SED International. Mr. Elster began his career with the Company as a sales representative in 1995. He has served as a Sales Manager from 1997 to 1999 and as Vice President-Sales from 1999 to 2000. In 2000, Mr. Elster was promoted to Senior Vice-President of Sales and Marketing and is responsible for sales and marketing operations of the Company. Mr. Elster has held the position of Executive Vice President since January 2004. Jonathan Elster is Jean Diamond’s son-in-law.

     Mark DiVito joined the Company in September 1996 as Director of Corporate Security. In July 1998, he was appointed to the position of Director of Human Resources. Mr. DiVito was appointed Vice-President of Human Resources in August 1999 and in January 2005 he was appointed Vice-President of Operations.

     Lyle Dickler joined the Company in June 2005 as Corporate Controller and assumed the positions as Secretary and Treasurer effective August 11, 2005. Mr. Dickler was appointed Vice President of Finance on July 1, 2006. Prior to joining the Company Mr. Dickler served from May 2003 to June 2005 as Controller for Okabashi Brands, Inc. From 2001 to 2003 Mr. Dickler served as Controller for PAI Industries, Inc.

DIRECTOR MEETINGS AND COMMITTEES

Board Meetings During Fiscal 2007

      The Board held five meetings during fiscal 2007. All directors attended all meetings. Two members of the Board attended the 2006 Annual Meeting of Shareholders. The Company does not have a formal policy requiring each member of the Board to attend the Annual Meeting of Shareholders.

Board Committees

     The Board has standing audit (the “Audit Committee”) and compensation committees (the “Compensation Committee”), and also has a stock option committee and a 401(k) plan committee. The Board has no standing governance and nominating committee.

     The Board has not set specific, minimum qualifications that must be met by a director candidate. Rather, in evaluating candidates for recommendation to the Board, the Board considers the following factors, in addition to any other factors that it deems appropriate:

•	whether the candidate is of the highest ethical character and shares the values of the Company;

•	whether the candidate’s reputation, both personal and professional, is consistent with the image and reputation of the Company;

•	whether the candidate’s characteristics, experiences, perspectives and skills would benefit the Board given the current composition of the Board;

•	whether the candidate is “independent”;

•	whether the candidate is free from material conflicts of interest that would interfere with the candidate’s ability to perform the duties of a director;

•
whether the candidate’s service as an executive officer of another company or on the boards of directors of other public companies would interfere with the candidate’s ability to devote sufficient time to discharge his or her duties as a director; and

•
if the candidate is an incumbent director, the director’s overall service to the Company during the director’s term, including the number of meetings attended, the level of participation and the overall quality of performance of the director.

     Shareholders who wish to recommend director candidates for consideration by the Board may do so by mailing a written recommendation to the Chairman of the Board, c/o Secretary, SED International Holdings, Inc. 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. Such recommendation must include the following information:

•	the name and address of the shareholder submitting the recommendation, the beneficial owner, if any, on whose behalf the recommendation is made and the director candidate;

•	the class and number of shares of stock of the Company that are owned beneficially and of record by the shareholder and, if applicable, the beneficial owner, including the holding period for such shares as of the date of the recommendation;

•	full biographical information concerning the director candidate, including a statement about the director’s qualifications;

•	description of all arrangements or understandings among the shareholder and the candidate and any other person or persons pursuant to which the recommendation is being made; and

•	a written consent of the candidate (1) to be named in the Company’s proxy statement and stand for election if nominated by the Board and (2) to serve if appointed by the shareholders.

     Recommendations by shareholders for director candidates to be considered by the Chairman of the Board must be submitted not later than the 120th calendar day before the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. The submission of a recommendation by a shareholder in compliance with these procedures will not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in the Company’s proxy statement.

Audit Committee

      The members of the Audit Committee during Fiscal 2007 were Messrs. Aaron, Cohen and Segal. The Audit Committee met four times in fiscal 2007, with all members attending all meetings. The duties and activities of the Audit Committee are described in the Audit Committee Report, included herein below and in the Audit Committee Charter, attached as Appendix A to this Proxy Statement.

     Audit Committee Financial Expert

     The Board has determined that Melvyn I. Cohen qualifies as the Company’s “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, and “independent” under Nasdaq’s listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting process. The role of the Audit Committee is more fully described in the Audit Committee Charter attached as Appendix A to this Proxy Statement.

      Management is responsible for the Company’s financial statements and reporting process, including its system of internal controls. The Company’s independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

      In performing its functions, the Audit Committee:

•	met with the Company’s independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	reviewed and discussed the Company’s audited financial statements with management of the Company;

•	reviewed and discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as it may be amended or supplemented; and

•	received the written disclosures and the letter from the independent accountants, as required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committee”) as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.

     Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K to the Shareholders.

      This report is respectfully submitted on behalf of the members of the Audit Committee:

Melvyn I. Cohen, Chairman
Stewart I. Aaron
Joseph Segal

Compensation Committee

      The Compensation Committee of the Board currently consists of two members, Messrs. Aaron and Cohen. The Compensation Committee met once in fiscal 2007, with all members attending that meeting. The Compensation Committee is responsible for setting annual and long-term performance goals for the Chief Executive Officer, evaluating her performance against these goals, and recommending her salary, bonus and long-term incentives. The Compensation Committee reviews the performance of all of the executive officers of the Company and recommends to the Board the amount and form of all compensation of executive officers of the Company. The Board established the Compensation Committee on August 26, 1998. The Compensation Committee does not have a charter.

     Compensation Committee Interlocks and Insider Participation

     None of the Company’s executive officers serve as a member of the Board or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. None of the persons who are members of the Compensation Committee have ever been employed by the Company.

Stock Option Committee

      The Stock Option Committee of the Board administers the Company’s various stock benefit plans (the 1991 Plan, the 1995 Directors Plan, the 1997 Plan and the 1999 Plan, collectively, the “Plans”) and as such, with the exception of the 1995 Directors Plan, reviewed and acted upon management’s recommendations with respect to stock option grants and restricted stock awards under those Plans. The Stock Option Committee currently consists of two members, namely Messrs. Aaron and Segal.

401(k) Plan Committee

     Messrs. Aaron and Cohen served as the members of the committee administering the Company’s 401(k) Plan (the “401(k) Plan”) available to all eligible employees of the Company and SED International, including executive officers. As of January 1, 2002, the Company is under no obligation to provide 401K matching funds. Matching funds will be provided to employees at the discretion of the Board.

CODE OF ETHICS

      The Company has adopted a Code of Ethics (the “Code of Ethics”), which applies to all directors, officers and employees. A copy of the Code of Ethics is available on the Company’s website at www.sedonline.com. The Company intends to make any disclosures regarding amendments to, or waivers from, the Code of Ethics by posting such information on the Company’s website.

PROPOSAL 2

ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

     J.H. Cohn LLP has been the Company’s independent registered public accounting firm since 2005. Their audit report appears in the Company’s annual report for the fiscal year ended June 30, 2007. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Selection of the independent registered public accounting firm is not required to be submitted to a vote of the Company’s shareholders for ratification. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. The Audit Committee expects to appoint J.H. Cohn LLP to serve as independent auditors to conduct an audit of the Company’s accounts for the 2008 fiscal year. However, the Board is submitting this matter to its shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain J.H. Cohn LLP, and may retain that firm or another without resubmitting the matter to the shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the shareholders.

The Company’s Board Recommends A Vote FOR This Proposal And Proxies That Are Signed And
Returned Will Be So Voted Unless Otherwise Instructed.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of J. H. Cohn LLP has served as the Company’s independent registered public accounting firm since 2005.

Audit and Non-Audit Fees

     The following table presents fees for professional audit services rendered by J. H. Cohn LLP for the audit of the Company’s annual financial statements for the fiscal years ended June 30, 2007 and 2006, respectively.

	2007	2006

Audit Fees
J. H. Cohn LLP (1)	$231,115	$212,000

(1)	J. H. Cohn LLP fees for fiscal 2007 are estimated.

     J. H. Cohn LLP fees for fiscal 2007 include audit of the Company’s Annual financial statements and review of financial statements included in the Company’s Form 10-Q quarterly reports. J. H. Cohn LLP neither billed us any fees nor provided any services other than the audit services and fees included above.

     The Audit Committee’s current practice is to pre-approve all audit services and all non-audit services to be provided to the Company by its independent auditor.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

     The Company provides what it believes is a competitive total compensation package to its executive management team through various combinations of base salary, a long-term equity incentive compensation plan and broad-based benefits programs.

     This Compensation Discussion and Analysis explains the Company’s compensation philosophy, policies and practices with respect to the Named Executive Officers (the individuals set forth below in the section entitled Summary Compensation Table).

The Objectives of the Company’s Executive Compensation Program

Provide compensation packages consistent with the Company’s competition.

     To attract and retain executives with the ability and the experience necessary to lead the Company and deliver strong performance and value to its shareholders, the Company strive to provide a total compensation package that is competitive with total compensation generally provided to executives in the Company’s industry and general industry companies of similar size in terms of revenue and market capitalization. Those are the organizations against whom the Company generally competes for executive talent.

     If performance on Company, team or individual goals exceeds targeted levels, the Company’s executives have the opportunity, through bonuses and long-term equity incentive compensation plans, to receive total compensation that may exceed the median pay for the Company’s industry and general industry. The Company believes that its executive compensation packages are reasonable when considering its business strategy, its compensation philosophy and the competitive market pay. For each executive officer, the Company considers the relevance of following:

•	The Company’s business need for the executive officer's skills;

•	The contributions that the executive officer has made or the Company believes will make to its success;

•	The transferability of the executive officer's managerial skills to other potential employers;

•	The relevance of the executive officer's experience to other potential employers, particularly in the Company’s industry; and

•	The readiness of the executive officer to assume a more significant role with another potential employer.

Offer comprehensive benefits package to all full-time employees.

     The Company provides a competitive benefits package to all full-time employees including health and welfare benefits such as medical, dental, vision care, disability insurance, life insurance benefits, and a 401(k) savings plan. The Company provides its Chief Executive Officer a Company vehicle but have no other structured executive perquisite benefits (e.g., club memberships or sports tickets) for any executive officer, including the Named Executive Officers, and it currently does not provide any deferred compensation programs or supplemental pensions to any executive officer, including the Named Executive Officers.

Provide fair and equitable compensation.

     The Company provides a total compensation program that it believes will be perceived by both its executive officers and its shareholders as fair and equitable. In addition to market pay levels and considering individual circumstances related to each executive officer, the Company also considers the pay of each executive officer relative to each other executive officer and relative to other members of the management team. The Company has designed the total compensation programs to be consistent for its executive management team.

What the Company’s Executive Compensation Program is Designed to Award

     The Company’s executive compensation program emphasizes pay for performance. Performance is measured based on achievement of company, team and individual performance goals. The goals for the Company are established so that target attainment is not assured. The attainment of payment for performance at target or above will require significant effort on the part of the Company’s executives.

The Company’s Executive Compensation Process

     The Compensation Committee is responsible for establishing and administering its policies governing the compensation for the Company’s executive officers. The Compensation Committee is composed entirely of non-employee directors. The Company’s executive officers are elected by our Board. The following discussions are generally the Company’s and the Board’s historical practices which the Compensation Committee expects to adopt until such time as modifications are recommended and approved by the committee. Where appropriate certain procedures described below reflect the Compensation Committee’s intentions as it replaces the Board in oversight and governance of the compensation process.

     Based on the Compensation Committee’s understanding of executive compensation for comparable positions at similarly situated companies, experience in making these types of decisions and judgment regarding the appropriate amounts and types of executive compensation to pay and in part on recommendations where appropriate, from the Chief Executive Officer, along with other considerations discussed below, the Compensation Committee will approve the annual compensation package of the Company’s executive officers.

     The Compensation Committee meets outside the presence of all of the Company’s executive officers, including the Named Executive Officers, to consider appropriate compensation for the Company’s Chief Executive Officer. For all other Named Executive Officers, the Compensation Committee meets outside the presence of all executive officers except the Company’s Chief Executive Officer who may be invited to attend. The Company’s Chief Executive Officer, Jean Diamond, periodically reviews each of the Named Executive Officer's performance with the committee and makes recommendations to it with respect to the appropriate base salary, payments to be made under the Company’s cash incentive plans, and the grants of long-term equity incentive awards for all other executive officers.

     The annual performance review of the Company’s executive officers is considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under the Company’s bonus opportunity and grants of long-term equity incentive awards. When making decisions on setting base salary, targets for and payments under the Company’s bonus opportunity and initial grants of long-term equity incentive awards for new executive officers, the Compensation Committee considers the importance of the position to the Company, the past salary history of the executive officer and the contributions to be made by the executive officer to the Company. The Compensation Committee also reviews any analyses and recommendations from other sources retained or consulted by the committee and may approve these recommendations with modifications as deemed appropriate by the Compensation Committee.

The Company’s Executive Compensation Programs

     Overall, the Company’s executive compensation programs are designed to be consistent with the objectives and principles set forth above. The basic elements of our executive compensation programs are summarized in the table below, followed by a more detailed discussion of each compensation program.

Element	Characteristics	Purpose

Base salary	Fixed annual cash compensation; all executives are eligible for periodic increases in base salary based on performance and market pay levels.	Keep annual compensation competitive with the market for skills and experience necessary to meet the requirements of the executive's role with the Company.

Cash incentive bonuses	Performance-based annual cash incentive earned based on company, team and individual performance against target performance levels and market pay levels.	Motivate and reward for the
achievement and  over-
performance of critical financial
and strategic goals of the
Company. Amounts  earned for
achievement of target
performance levels based on the
Company’s annual budget is
designed to provide a market-
competitive pay package;
potential for lesser or greater
amounts are intended to motivate
participants to achieve or exceed
our financial performance goals
and to not reward if performance
goals are not met.

Long-term equity incentive plan awards (stock options)	Performance-based equity award which has value to the extent the Common Stock price increases over time; targeted at the market pay level and/or competitive practices at similar companies.	Align interest of management with shareholders; motivate and reward management to increase the shareholder value of the Company over the long term.

Retirement savings opportunity	Tax-deferred plan in which all
employees can choose to defer
compensation for retirement. We
provide no matching or other
contributions; The Company does
not allow employees to invest
	these savings in Common Stock.	Provide employees the opportunity to save for their retirement. Account balances are affected by contributions and investment decisions made

Health & welfare benefits	Fixed component. The same/comparable health and welfare benefits (medical, dental, vision, disability insurance and life insurance) are available for all full-time employees.	Provides benefits to meet the health and welfare needs of employees and their families.

      Other Material Policies and Information

     All pay elements are cash-based except for the long-term equity incentive program, which is an equity-based (stock options and restricted Common Stock) award. The Company considers market pay practices and practices of comparable companies in determining the amounts to be paid, what components should be paid in cash versus equity, and how much of a Named Executive Officer's compensation should be short-term versus long-term.

     Compensation opportunities for the Company’s executive officers, including the Named Executive Officers, are designed to be competitive with comparable companies.

     In determining whether to increase or decrease compensation to the Company’s executive officers, including the Named Executive Officers, annually the Company takes into account the changes (if any) in the market pay levels, the contributions made by the executive officer, the performance of the executive officer, the increases or decreases in responsibilities and roles of the executive officer, the business needs for the executive officer, the transferability of managerial skills to another employer, the relevance of the executive officer's experience to other potential employers and the readiness of the executive officer to assume a more significant role with another organization. In addition, the Company considers the executive officer's current base salary in relation to the market pay of similar companies.

     Compensation or amounts realized by executives from prior compensation from the Company, such as gains from previously awarded stock options, are taken into account in setting other elements of compensation, such as base pay, incentive bonus payments, or awards of stock options under our long-term equity incentive program. With respect to new executive officers, the Company takes into account their prior base salary and annual cash incentive, as well as the contribution expected to be made by the new executive officer, the business needs and the role of the executive officer with the Company. The Company believes that its executive officers should be fairly compensated each year relative to market pay levels of similar companies. Moreover, the Company believes that its long-term incentive compensation program furthers its significant emphasis on pay for performance compensation.

Annual Cash Compensation

     To attract and retain executives with the ability and the experience necessary to lead the Company and deliver strong performance to its shareholders, the Company provides a competitive total compensation package. Base salaries and total compensation are targeted at market levels of similar companies, considering individual performance and experience, to ensure that each executive is appropriately compensated.

Base Salary

     Annually, the Company reviews salary ranges and individual salaries for its executive officers. The Company establishes the base salary for each executive officer based on consideration of market pay levels of similar companies and internal factors, such as the individual's performance and experience, and the pay of others on the executive team.

     The Company considers market pay levels among individuals in comparable positions with transferable skills within its industry and comparable companies in general industry. When establishing the base salary of any executive officer, the Company also considers business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. The Company believes that a competitive base salary is necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead it.

     The base salaries paid to the Named Executive Officers are set forth below in the Summary Compensation Table - See "Summary of Compensation." For the fiscal year ended June 30, 2007, cash compensation to the Named Executive Officers was approximately $1,261,255, with the Chief Executive Officer receiving approximately $281,285 of that. The Company believes that the base salary paid to its executive officers during 2007 achieves its executive compensation objectives, compares favorably to similar companies and is within its objective of providing a base salary at market levels.

Long-term Equity Incentive Compensation

     The Company can award long-term equity incentive grants to executive officers and directors, including Named Executive Officers, as part of the total compensation package. These awards are consistent with its pay for performance principles and align the interests of the executive officers to the interests of shareholders. The Compensation Committee reviews and recommends to the Board the amount of each award to be granted to each Named Executive Officer and the Board approves each award. Long-term equity incentive awards are made under the Plans.

     Long-term equity incentive compensation is currently in the form of options to acquire Common Stock. The value of the stock options awarded is dependent upon the Common Stock price. The Compensation Committee, Board and management believe that stock option awards currently are an appropriate vehicle to provide long-term incentive compensation to executive officers. Other types of long-term equity incentive compensation may be considered in the future as the Company’s business strategy evolves.

     Stock options provide the Company’s executive officers with the right to purchase shares of its Common Stock at a fixed exercise price for a period of up to ten years under the current Plans. Stock options are awarded on the basis of anticipated service to the Company and will vest as determined by the Compensation Committee.

     Like the Company’s other pay components, long-term equity incentive award grants are determined based on competitive market levels of comparable companies.

     Generally, the Company does not consider an executive officer's stock holdings or previous stock option grants in determining the number of stock options to be granted. The Company believes that its executive officers should be fairly compensated each year relative to market pay levels of comparable companies and relative to its other executive officers. Moreover, the Company believes that its long-term incentive compensation program furthers its significant emphasis on pay for performance compensation. The Company does not have any requirement that executive officers hold a specific amount of its Common Stock or stock options.

     The Compensation Committee retains discretion to make stock option awards to executive officers at other times, including in connection with the hiring of a new executive officer, the promotion of an executive officer, to reward executive officers, for retention purposes or for other circumstances recommended by management or the compensation committee. The exercise price of any such grant is the fair market value of the Common Stock on the grant date.

     For accounting purposes, the Company applies the guidance in Statement of Financial Accounting Standard 123 (revised December 2004), or SFAS 123(R), to record compensation expense for stock option grants. SFAS 123(R) is used to develop the assumptions necessary and the model appropriate to value the awards as well as the timing of the expense recognition over the requisite service period, generally the vesting period, of the award.

     Executive officers recognize taxable income from stock option awards when a vested option is exercised. The Company generally receives a corresponding tax deduction for compensation expense in the year of exercise. The amount included in the executive officer's wages and the amount the Company may deduct is equal to the Common Stock price when the stock options are exercised less the exercise price multiplied by the number of stock options exercised. The Company currently does not pay or reimburse any executive officer for any taxes due upon exercise of a stock option.

Overview of Fiscal 2007 Compensation

      The Company believes that the total compensation paid to the Named Executive Officers for the fiscal year ended June 30, 2007 achieves the overall objectives of its executive compensation program. The total compensation and elements thereof paid to each of our Named Executive Officers during 2007 is set forth below in the Summary Compensation Table. See “Summary of Compensation.”

Other Benefits

Retirement Savings Opportunity

     The Company continues to maintain a 401(k) Plan. All of the Company’s employees who are at least 21 years of age are eligible to participate in the plan after completing one year of service. Under the plan, an eligible employee can elect to defer a minimum from 1% to 20% of his salary. The Company may, at its sole discretion, contribute and allocate to a plan participant’s account, a percentage of the plan participant’s contribution. The Company did not make any contributions to this plan in fiscal 2007.

Health and Welfare Benefits

     All full-time employees, including the Named Executive Officers, may participate in the Company’s health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance.

Employment Agreements, Severance Benefits and Change in Control Provisions

     The Company previously entered into employment agreements with Ms. Jean Diamond, its chief executive officer, and Mr. Jonathan Elster, its executive vice president, to ensure they would perform their respective roles for an extended period of time (see “Agreements with Certain Executive Officers” for more detailed discussion).

Stock Ownership Guidelines

     Stock ownership guidelines have not been implemented by the compensation committee for the Company’s executive officers. The committee will continue to periodically review best practices and reevaluate its position with respect to stock ownership guidelines.

Securities Trading Policy

     The Company’s securities trading policy states that executive officers, including the Named Executive Officers, and directors may not purchase or sell puts or calls to sell or buy its stock, engage in short sales with respect to its stock, or buy its securities on margin.

Tax Deductibility of Executive Compensation

     Limitations on deductibility of compensation may occur under Section 162(m) of the Internal Revenue Code which generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other highly compensated executive officers to $1 million in the year the compensation becomes taxable to the executive officer. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

     Although deductibility of compensation is preferred, tax deductibility is not a primary objective of the Company’s compensation programs. The Company believes that achieving its compensation objectives set forth above is more important than the benefit of tax deductibility and reserves the right to maintain flexibility in how it compensates its executive officers that may result in limiting the deductibility of amounts of compensation from time to time.

Summary of Compensation

     The following table sets forth certain information with respect to compensation for the fiscal year ended June 30, 2007 earned by or paid to the Company’s chief executive officer (principal executive officer), vice president of finance (principal financial officer) and four other most highly compensated executive officers whose total salary exceeded $100,000 in fiscal 2007 (the ”Named Executive Officers”):

	Fiscal		Cash		Options	All Other
	Year	Salary	Bonus		Awards	Compensation	Total
Name and Principal	(3)	$	$		$	$(2)	$
Position

Jean A. Diamond
Chairman of the Board
and Chief Executive	2007	281,285	_		_	19,880	301,165
Officer

Barry Diamond
Vice President of
Wireless
and Purchasing	2007	199,996	_		_	11,417	211,413

Jonathan Elster
Executive Vice	2007	259,990	16,650	(1)	_	16,406	293,046
President

Charles Marsh
Senior Vice President	2007	249,990	_		_	10,800	260,790

Mark DiVito
Vice President of	2007	149,994	_		_	6,600	156,594
Operations

Lyle Dickler
Vice President-
Finance
Secretary Treasurer	2007	120,000	_		_	_	120,000

(1)	This amount was paid in fiscal 2008.
(2)	Auto expense reimbursement or auto use benefit
(3)
There is a transition period for a phased-in implementation of the amended Summary Compensation Table over a three-year period for Regulation S-K companies. During this phase-in period, companies will not be required to present prior years’ compensation disclosure.

Discussion of Summary Compensation and Plan-Based Awards

     The Company executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded, are described above under “Compensation Discussion and Analysis”. A summary of certain material terms of the Company’s compensation plans and arrangements is set forth below.

Agreements with Certain Executive Officers

     The Company has employment agreements with Jean Diamond and Jonathan Elster.

     The employment agreement with Jean Diamond is evergreen and automatically renews annually until it is terminated by the Company or Ms. Diamond pursuant to the terms thereof. Her agreement, as amended to date, (i) provides for an annual base salary of $295,350 (as of July 1, 2007), increased annually in an amount equal to the greater of five percent of her then current salary or the percentage increase in the Consumer Price Index for the month of June relative to the same prior year period, (ii) provides for an automobile allowance, and (iii) does not provide for an annual bonus. The agreement also provides that if a Change of Control occurs during her employment term and her employment is terminated (i) subsequently by the Company, or by her upon the occurrence of certain events, or (b) by her in her sole discretion concurrently with the, or within 30 days of the, date of the occurrence of the Change of Control, she will be entitled to a cash payment in an amount equal to all annual salary and other benefits owing to her for the period from the date of termination through the remainder of the term of her employment under the agreement. However, in no event shall the amount of any such cash payment be less than the aggregate of her then annual salary plus the value of all other benefits payable to her on an annualized basis under her employment agreement, as amended. A Change of Control is deemed to have occurred when, during the term of Ms. Diamond’s employment pursuant to her employment agreement, (i) any individual, entity, group or association becomes the beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company’s or SED International’s then-outstanding securities entitled to vote generally in the election of directors; (ii) a change in a majority of directors of the Board and such new directors were not appointed, approved or nominated by the Board; (iii) all or substantially all of the assets of the Company or SED International are sold, conveyed, transferred or otherwise disposed of, in one or more transactions, without being the approval of the Board or the board of directors of SED International, as the case may be.

     The employment agreement with Jonathan Elster, effective as of July 1, 2004, is for a term of five years. Mr. Elster’s annual compensation includes an annual base salary of $260,000 plus an annual bonus in an amount equal to three percent (3%) of the Company’s Pre-tax Adjusted Annual Income. The Company’s “Pretax Adjusted Annual Income” means with respect to a given fiscal year (a) the sum of earnings before taxes as reported on its audited consolidated statement of operations for such fiscal year, excluding extraordinary non-operational costs and profits. He is also entitled to participate in all of the Company’s employee benefit programs available to management executives, including health and long-term disability insurance. The Company may terminate Mr. Elster’s employment for “good cause,” as defined in his employment agreement. In addition, upon termination of this agreement, Mr. Elster has agreed not to solicit customers of SED International for a period of a one (1) year from the date of termination.

Stock Options and Stock Appreciation Rights

     The Company has granted stock options under four Plans (the “1991 Plan”, the “1995 Directors Plan”, the “1997 Plan”, and the “1999 Plan”), which are utilized to promote the long-term financial interest of the Company. The Compensation Committee of the Board administers the stock option plans. In the aggregate, the Plans authorize the grant of up to 2,441,500 shares of Common Stock to directors, officers and key employees. The shareholders approved all of the Plans, with the exception of the “1999 Plan” or awards.

     The “1999 Plan”, established on July 20, 1999 for a term of ten years authorizes the Company to grant up to 1,200,000 shares of Common Stock to employees, Directors and Consultants of the Company and is intended to be a “board-based plan” in that, at all times not more than fifty percent (50%) of the optionees and recipients of the plan shall be officers or affiliates. Under the plan, the Company may grant both nonqualified options and restricted stock awards and have an option or award price of the fair market value of the Company’s Common Stock on the date of grant. Unless otherwise specified by the Compensation Committee, options and restricted awards vest ratably over a four-year period. All grants expire no later than 10 years from the date of grant. No stock options or awards were granted in fiscal 2007.

     The following table sets forth information as of June 30, 2007, relating to all of our equity compensation arrangements.

Equity Compensation Plans Information
			Number of securities
			remaining available for
	Number of Securities		future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected in
	warrants and rights	warrants and rights	column (a)
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	284,325	$ 2.15	8,000
Equity compensation
plans not approved
by security
holders	221,834	$ 3.02	793,591

Total	506,159	$ 2.52	801,591

Outstanding Equity Awards

     The following table sets forth certain information with respect to outstanding equity awards at June 30, 2007 with respect to the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
	Number of Securities
	Underlying Unexercised
	Options
	(#)	Option Exercise
	Exercisable	Price	Option
Name	(1)	($)	Expiration Date

Jean Diamond	50,000	1.96	10/15/2011
Total	50,000

Jonathan Elster	62,500	1.96	10/15/2011
Total	62,500

Barry Diamond	40,000	1.96	10/15/2011
	50,000.44		1/15/2013
Total	90,000

Mark DiVito	27,500	1.96	10/15/2011
Total	27,500

(1)	Represents stock option grants at fair market value on the date of grant.

Director Compensation

     Our “independent” directors receive a quarterly fee of $1,000 and $2,500 for each regularly scheduled board meeting attended. For fiscal 2007, independent directors received $1,000 for non-regularly scheduled board meetings attended. Commencing fiscal 2008, independent directors will receive $2,500 for any board meeting attended. In addition, the Chairman of the Audit Committee received a quarterly fee of $1,500 for the first three quarters of fiscal 2007 and commencing in the fourth quarter the fee was increased to $6,500. All other members of the Audit Committee receive $750 each quarter for their participation. The Chairman of the Compensation Committee receives $300 and another member receives $250 for each meeting attended.

     During the fiscal year ended June 30, 2007, Messrs. Aaron, Cohen and Segal each received aggregate cash compensation for serving on the Board and attending regular Board meetings of $18,550, $29,000 and $17,000, respectively. In addition to compensation for regular Board Meeting attendance, Messrs. Aaron, Cohen and Segal were paid $9,690, $38,515 and $1,380, respectively, for advisory services to the Company in their capacities as directors. The Company also pays ordinary and necessary travel expenses for independent directors to attend Board and any committee meetings. No stock options were granted to directors in fiscal 2007.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussion the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

     This report is respectfully submitteed on behalf of the members of the Compensation Committee:

Stewart I. Aaron, Chairman
Melvyn I. Cohen

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGERS

     The following table sets forth certain information as of November 30, 2007 regarding the beneficial ownership of Common Stock by (i) the Name Executive Officers, (ii) the Company’s directors and director nominees of the Company, (iii) each person we know to beneficially own more than 5% of outstanding Common Stock, and (iv) all directors and executive officers of the Company as a group. All shares of Common Stock shown in the table reflect sole voting and investment power except as otherwise noted.

	Amount and Nature		Percent
Name of Beneficial Owner	of Beneficial Ownership		of Class

Stewart I. Aaron	35,000	(1)	*
Melvyn I. Cohen	351,426	(2)	7.49%
Barry Diamond	198,255	(3)	4.22%
Jean Diamond	242,302	(4)	5.20%
Lyle Dickler	50,000	(5)	1.08%
Mark DiVito	106,530	(6)	2.30%
Jonathan Elster	164,000	(7)	3.51%
Charles Marsh	50,008	(8)	1.09%
Joseph Segal	–		–
All current directors and executive
officers as a group (9 persons)	1,197,521	(9)	24.17%

5% Shareholders:
FMR Corp	480,000	(10)	10.41%
Allyn R. Earl	434,902	(11)	9.03%
Hummingbird Management, LLC	280,200	(12)	6.08%

*		Represents less than one percent of the outstanding Common Stock.
** A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days from November 30, 2007 upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within 60 days from November 30, 2007 have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned. On November 30, 2007, 4,608,856 shares of Common Stock were outstanding.

	(1)	The shares owned consist entirely of exercisable options to purchase Common Stock.

(2)
The shares indicated include 80,000 options for Mr. Cohen. The shares indicated include 271,426 shares held by one trust for the benefit of Ms. Jean Diamond. Mr. Cohen has voting power for the shares held in the trust.

(3)
The shares include 90,000 options and 100,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(4)
The shares indicated include 50,000 options 125,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement. The shares indicated do not include 271,426 shares held by a trust for the benefit of Ms. Diamond. Ms. Diamond does not have voting power over shares held in trust for her benefit.

(5)
The shares indicated include 50,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(6)
The shares include 27,500 options and 75,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(7)
The shares include 62,500 options and 100,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(8)
The shares include 50,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(9)
Includes 230,000 shares underlying outstanding options and 500,000 restricted shares of common stock granted on 10/23/2007 which are subject to vesting and forfeiture over a four year period pursuant to the provisions of a restricted stock agreement.

(10)
All of the shares indicated are deemed beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment adviser to Fidelity Low-Priced Stock Fund, the owner of the 480,000 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(11)	All of the shares indicated are deemed beneficially owned by Allyn R. Earl. Mr. Earl’s address is 38 Dwight Avenue, Clinton, New York 13323-1600.

(12)
All of the shares indicated are deemed beneficially owned by Hummingbird Management, LLC, a Delaware limited liability company (“Hummingbird”), whose principal business and principal office address is 460 Park Avenue, 12th Floor, New York, New York 10022. Hummingbird acts as investment manager to The Hummingbird Value Fund, L.P. (“HVF”), The Hummingbird Microcap Value Fund, L.P. (“Microcap”) and to The Tarsier Nanocap Value Fund, L.P. (“Tarsier”), and has the sole investment discretion and voting authority with respect to the investments owned of record by each of HVF, Microcap, and Tarsier. The managing member of Hummingbird is Paul Sonkin. Mr. Sonkin is also the managing member of Hummingbird Capital, LLC, a Delaware limited liability company, the general partner of each of HVF, Microcap, and Tarsier.

     The business address and telephone number of each of Jean Diamond, Jonathan Elster, Barry Diamond, Charles Marsh, Mark DiVito, Lyle Dickler, Stewart I. Aaron, Melvyn I. Cohen and Joseph Segal are c/o SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084 and (770) 491-8962.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Corporate Governance

     All of the Company’s transactions with related parties are reviewed and approved by the Board. The Board has adopted a resolution providing that, in the future, any transactions between the Company and another person or entity who is deemed to be an “affiliate” or a related party must be approved by a majority of our disinterested directors.

Transactions with Related Parties

Lease of Headquarters

     On April 1, 1999 the Company signed a seven-year lease with one three-year renewal option with the Diamond Chip Group LLC, successor owner of the premises used by the Company for its headquarters. The Company exercised the renewal option on March 20, 2006. The members of the Diamond Chip Group LLC are the Estate of Gerald Diamond, Jean A. Diamond and JAD 2003 Trust, who own respectively 37.5%, 37.5%, and 25.0% of the outstanding interests in this entity. The beneficiaries of the JAD 2003 Trust are all the descendents of Gerald and Jean Diamond. The predecessor owner of the premises was Royal Park Company, a Georgia general partnership whose partners were Gerald and Jean Diamond.

     Rental payments for headquarter premises for fiscal 2007 were $309,000. Rent escalates each October at a rate of 3% per year. In addition to rental payments, the Company pays all operating costs associated with the lease of its headquarters. The lease expires on September 30, 2009.

     The lease also provides the Company with a right of first refusal to purchase the premises in the event Diamond Chip Group LLC proposes to sell the facility during the lease term.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements applicable to our officers and directors were complied with during the fiscal year ended June 30, 2007, except that each of executive officers and directors failed to timely file a Form 3 after the Company re-registered its Common Stock with the SEC in accordance with Section 12(g)(1)(B) of the Exchange Act.

COMMUNICATIONS WITH DIRECTORS

     It is the policy of the Company that shareholders may, at any time, communicate with any of the Company’s directors by mailing a written communication to such director, c/o Secretary, SED International Holdings, Inc., 4916 North Royal Atlanta Drive, Tucker, Georgia 30084. All communications received in accordance with these procedures will be reviewed by the office of the Secretary of the Company and forwarded to the appropriate director or directors unless such communications are considered, in the reasonable judgment of the office of the Secretary of the Company, to be improper for submission to the intended recipient. Examples of shareholder communications that would be considered improper for submission include, without limitation, communications that:

•	do not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	relate to routine or insignificant matters that do not warrant the attention of the Board;

•	are advertisements or other commercial solicitations;

•	are frivolous or offensive; or

•	are otherwise not appropriate for delivery to directors.

ANNUAL REPORT

     The Company’s 2007 Annual Report to Shareholders for the fiscal year ended June 30, 2007 has been enclosed with this proxy statement (the “Annual Report”). The Annual Report includes our audited financial statements for the fiscal year ended June 30, 2007, along with other financial information and management discussion about the Company, which we urge you to read carefully. The financial statements are not part of the proxy soliciting material.

     Our annual report on Form 10-K for the fiscal year ended June 30, 2007, as amended and filed with the SEC, is included in the Annual Report, which accompanies this proxy statement.

HOUSEHOLDING

     The SEC’s rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials and annual reports, delivering a single proxy statement and annual report to multiple shareholders sharing an address, although each shareholder will receive a separate proxy card. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker. If you would like to receive a separate copy of this year’s Proxy Statement or Annual Report from the Company directly, please contact the Company by:

     •    writing to:

    SED International Holdings, Inc.,
     4916 North Royal Atlanta Drive,
     Tucker, Georgia 30084
     Attention: Lyle Dickler, Secretary; or

     •    telephoning the Company at: (770) 491-8962.

Shareholder Proposals for the 2008 Annual Meeting
     Shareholders interested in presenting a proposal for consideration at the annual meeting of shareholders in 2008 must follow the procedures found in Rule 14a-8 under the Exchange Act and the Company’s bylaws. To be eligible for inclusion in the Company’s proxy materials relating to its 2008 annual meeting of shareholders, all qualified proposals must be received by the Company’s Secretary no later than June 28, 2008. A shareholder’s notice must set forth, other than proposals for a director nominee, as to each proposed matter: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment; (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business; (iii) the class and number of shares beneficially owned by such shareholder; (iv) the date or dates upon which the shareholder acquired such shares; (v) a representation that the shareholder is a holder of record of shares of the Common Stock entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business; and (vi) any financial interest of the shareholder in such proposal or nomination.

OTHER MATTERS

     The Board does not know of any other matters to be presented at the Annual Meeting for action by Shareholders. If any other matters requiring a vote of the Shareholders arise at the Annual Meeting or any adjournment thereof, however, it is intended that votes will be cast pursuant to the proxies with respect to such matters in accordance with the best judgement of the persons acting under the proxies.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by mail, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company may request brokers and others to forward proxies and soliciting materials to the beneficial owners of Common Stock, and will reimburse them for their reasonable expenses in so doing.

     A list of Shareholders entitled to be present and vote at the Annual Meeting will be available during the Annual Meeting for inspection by shareholders who are present.

     If you cannot be present in person, you are requested to complete, sign, date and return the enclosed proxy promptly. An envelope has been provided for your convenience. No postage is required if mailed in the United States.

By Order of the Board of Directors

Dated:	December 14, 2007
Tucker, Georgia

APPENDIX A

SED INTERNATIONAL HOLDINGS, INC.
AUDIT COMMITTEE CHARTER

Purpose

     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to shareholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.

Composition

     The membership of the Committee shall consist of at least two directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment. Applicable laws and regulations shall be followed in evaluating a member’s independence. The chairperson shall be appointed by the full Board.

Communications/Reporting

     The public accounting firm shall report directly to the Committee. The Committee is expected to maintain free and open communication with the public accounting firm, the internal auditors, and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee chairperson shall report on Audit Committee activities to the full Board.

Education

     The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial literacy.

Authority

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

Responsibilities

     The Committee’s specific responsibilities in carrying out its oversight role are delineated in the Audit Committee Responsibilities Checklist below. The responsibilities checklist will be updated annually to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee responsibilities, the most recently updated responsibilities checklist will be considered to be an addendum to this charter.

     The Committee relies on the expertise and knowledge of management, the internal auditors, and the public accounting firm in carrying out its oversight responsibilities. Management of the Company is responsible for determining the company’s financial statements are complete, accurate, and in accordance with generally accepted accounting principles. The public accounting firm is responsible for auditing the Company’s financial statements. It is not the duty of the Committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Company’s internal policies, procedures, and controls.

Audit Committee Responsibilities Checklist

1.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

2.
The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

3.
The Committee shall meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

4.
The agenda for Committee meetings will be prepared in consultation between the Committee chair (with input from the Committee members), financial management, the internal auditors and the Company’s independent auditors.

5	Provide an open avenue of communication between the internal auditors, the Company’s independent auditors, financial management and the Board of Directors. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

6.	Review and update the Audit Committee Responsibilities Checklist annually.

7.	Provide a report in the annual proxy that includes the Committee’s review and discussion of matters with management and the Company’s independent auditors.

8.	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.

9.	Appoint, approve the compensation of, and provide oversight of the public accounting firm.

10.	Review and approve the appointment or change in the Company’s independent auditor.

11.	Confirm annually the independence of the Company’s independent auditors, and quarterly review the firm’s non-audit services and related fees.

12.	Verify the Committee consists of a minimum of two members who are financially literate, including at least one member who has financial sophistication.

13.	Review the “independence” of each Committee member, as required by the Sarbanes-Oxley Act of 2002 and by the rules or any stock exchanges on which any securities of the Company are listed.

14.	Inquire of financial management, the internal auditor, and Company’s independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

15.
Review with the internal auditor, the Company’s independent auditors and financial management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

16.	Consider and review with the Company’s independent auditors and the internal auditor:

	a.	The adequacy of the Company’s internal controls including computerized information system controls and security.

	b.	Any related significant findings and recommendations of the independent public accountants and internal audit together with management’s responses thereto.

17.	Review with financial management any significant changes to GAAP policies or standards.

Minutes

     The minutes of all Audit Committee meetings will be prepared and distributed to all Committee members and approved at subsequent meetings. If the Corporate Secretary did not take the minutes, they should be sent to the secretary for distribution to the full Board and placed in permanent filing.

APPENDIX B

SED INTERNATIONAL HOLDINGS, INC.
P R O X Y
FOR ANNUAL MEETING OF THE SHAREHOLDERS
January 15, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jean Diamond and Lyle Dickler, and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Shareholders of SED INTERNATIONAL HOLDINGS, INC. (the “Company”) to be held at the Company’s executive offices, 4916 North Royal Atlanta Drive, Tucker, Georgia, on January 15, 2008 at 10:00 a.m., local time and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as indicated on the proposals as more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may come before the meeting.

Please mark “X” your votes as indicated:

1. Election of the following nominee as a Class I Director to serve for a three-year term expiring at the 2010 Annual Meeting of Shareholders and until his respective successor is elected and qualified:

Stewart I. Aaron
FOR election of the nominee	☐
WITHHOLD vote for the nominee	☐

2. Advisory approval of the appointment of J.H. Cohn LLP as independent registered public accounting firm for the Company for the fiscal year ending June 30, 2008.

FOR ☐ AGAINST ☐ ABSTAIN ☐

(Continued, and to be signed, on the Reverse Side)

FOLD HERE

THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 and 2.

      The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

Dated:	, 200_

>Signature of Shareholder

Signature of Shareholder

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT - PLEASE FILL IN, SIGN AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.